UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

MANPOWER INC.
(d/b/a ManpowerGroup)
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 5, 2011 Manpower Inc. (d/b/a ManpowerGroup) (the “Company”) entered into a new $800.0 million Five-Year Credit Agreement (the “New Agreement”) with a syndicate of commercial banks, including Citibank, N.A., as Administrative Agent for the lenders, BNP Paribas, as Syndication Agent, and JP Morgan Chase, US Bank and RBS Citizens as Documentation Agents.   This New Agreement replaces the Company’s previous $400.0 million revolving credit facility.

The New Agreement allows for borrowing in various currencies and up to $150.0 million may be used for the issuance of stand-by letters of credit.  The New Agreement terminates in October 2016.

Under the New Agreement, a debt ratings-based pricing grid determines the interest rate and facility fee, as well as the issuance fee paid for the issuance of letters of credit on the facility.  The current interest rate is LIBOR plus 1.275% (for U.S. Dollar borrowings, or alternative base rate for foreign currency borrowings).  The facility and issuance fees are .225% and 1.275%, respectively.

The New Agreement contains customary restrictive covenants pertaining to the Company’s and the Company’s subsidiaries’ management and operations, including limitations on the amount of subsidiary debt that the Company may incur and limitations on the Company’s ability to pledge assets, as well as financial covenants, including covenants requiring, among other things, that the Company comply with a Leverage Ratio (Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1.  The New Agreement also contains customary events of default, including, among others, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy or involuntary proceedings, certain monetary and non-monetary judgments, change of control and customary ERISA defaults.

Item 1.02.  Termination of a Material Definitive Agreement.

As of October 5, 2011, in connection with the its entry into the New Agreement described in Item 1.01 hereof,  the Company terminated its previous $400.0 million revolving credit facility with the banks, financial institutions and other lenders signatory thereto and Citibank, N.A.  The prior credit facility would have expired on November 16, 2012.  The material terms and conditions of the prior credit facility were substantially similar to the material terms and conditions of the New Agreement.

Item 9.01.                      Exhibits.

Exhibit No.	Description
4.1	Five-Year Credit Agreement Dated as of October 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.
(d/b/a ManpowerGroup)

Dated: October 7, 2011	By:	/s/ Kenneth C. Hunt
Kenneth C. Hunt Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Five-Year Credit Agreement Dated as of October 5, 2011